UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2024

Cohu, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		858-848-8100

Not Applicable

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $1.00 par value	COHU	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2024, the Board, upon recommendation from its Nominating and Governance Committee, appointed Karen M. Rapp as a Class 1 director of Cohu, Inc. (“Cohu” or the “Company) effective May 6, 2024, for a term expiring at the 2026 Annual Meeting of Stockholders or until her successor is duly elected or qualified. Ms. Rapp has not been appointed to any committees of the Board at this time.

Ms. Rapp, age 56, is currently a director of Microchip Technology Incorporated, a position she has held since January 2021 and where she currently serves on the Audit Committee and the Nominating, Governance, and Sustainability Committee. Ms. Rapp also serves as a director of Plexus Corp., a position she has held since March 2018 and where she currently serves on the Audit Committee and Compensation Committee. From 2017 through January 2023, she served as Chief Financial Officer of National Instruments Corporation ("NI"), a publicly traded company specializing in automated test and measurement systems. From January 2023 through May 2023, Ms. Rapp served as Strategic Advisor to the CEO of NI. Previously, from 2015 to 2017, Ms. Rapp served as Senior Vice President of Corporate Development of NXP Semiconductors N.V. ("NXP"), a Dutch global semiconductor manufacturer, after NXP acquired Freescale Semiconductor, Inc. (“Freescale”). Ms. Rapp also served in several positions at Freescale, including serving as Vice President and Chief Information Officer from April 2013 to December 2015 and as Director of Operations and Finance, Global Sales and Marketing from April 2010 to April 2013. Ms. Rapp holds a bachelor’s degree in finance from Northern Illinois University, and an M.B.A. from the University of Texas at Austin.

Ms. Rapp was selected to serve on our Board due to her significant experience as a senior executive and board member of a number of public corporations in the semiconductor, and test and measurement markets that are strategic to the Company. The Board also recognizes her experience in financial matters and believes that her background establishes her as an audit committee financial expert under applicable rules.

There is no arrangement or understanding between Ms. Rapp and any other person pursuant to which Ms. Rapp was appointed as a director. There are no transactions in which Ms. Rapp has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Rapp will participate in the Company’s compensation plan for non-employee directors as described in the section entitled “Director Compensation” of the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 22, 2024.

Ms. Rapp was provided, and is expected to sign, Cohu’s standard form of indemnification agreement for directors, which is attached as Exhibit 10.1 to Cohu’s Form 8-K filed with the SEC on December 13, 2018.

A copy of Cohu’s press release relating to this announcement is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

The Exhibit listed below is being furnished with this Current Report on Form 8-K.

(d) Exhibits

Exhibit No. - 99.1

Press Release – Cohu Appoints Karen M. Rapp to Board of Directors, dated May 6, 2024, of Cohu, Inc.

Exhibit No. - 104

Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

May 6, 2024	By:	/s/ Jeffrey D. Jones

Name: Jeffrey D. Jones
Title: Senior VP Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release – Cohu Appoints Karen M. Rapp to Board of Directors, dated May 6, 2024, of Cohu, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)